UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 28, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 28, 2013, PetroQuest Energy, Inc. (the “Company”) announced a net loss available to common stockholders for the quarter ended December 31, 2012 of $25,451,000, or $0.41 per share, compared to fourth quarter 2011 net income available to common stockholders of $2,830,000, or $0.04 per share. For the year ended December 31, 2012, the Company reported a net loss available to common shareholders of $137,218,000, or $2.20 per share, compared to net income available to common shareholders of $5,409,000, or $0.08 per share, for the year ended December 31, 2011. Net loss for the three and twelve months ended December 31, 2012 included ceiling test writedowns totaling $28,113,000 and $137,100,000, respectively.

Discretionary cash flow for the fourth quarter of 2012 was $20,393,000 as compared to $20,176,000 for the comparable 2011 period. Net cash flow provided by operating activities totaled $20,915,000 and $26,777,000 during the fourth quarters of 2012 and 2011, respectively. For the year ended December 31, 2012, discretionary cash flow was $77,448,000 compared to $93,395,000 for 2011. Net cash flow provided by operating activities totaled $88,591,000 and $117,890,000 during the years ended December 31, 2012 and 2011, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.

Oil and gas sales during the fourth quarter of 2012 were $38,147,000 as compared to $38,040,000 in the fourth quarter of 2011. For the year ended December 31, 2012, oil and gas sales decreased 12% to $141,433,000 as compared to $160,486,000 for the year ended December 31, 2011. Production for the fourth quarter and year ended December 31, 2012 was higher by 11% and 13%, respectively, than production for the comparable periods of 2011. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2012 were lower by 9% and 22%, respectively, as compared to the prices received during the comparable 2011 periods.

Lease operating expenses for the fourth quarter of 2012 were $1.18 per Mcfe as compared to $1.06 per Mcfe in the fourth quarter of 2011. For the year ended December 31, 2012, lease operating expenses totaled $1.15 per Mcfe as compared to $1.28 per Mcfe in 2011. For the year ended December 31, 2012, per unit lease operating expenses decreased primarily due to the overall increase in produced volumes.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2012 was $1.61 per Mcfe as compared to $1.81 per Mcfe in the fourth quarter of 2011. For the year ended December 31, 2012, DD&A on oil and gas properties decreased to $1.75 per Mcfe from $1.89 per Mcfe for the comparable period of 2011. The decrease in DD&A for the year ended December 31, 2012 was primarily the result of the non-cash ceiling test write-downs recorded throughout 2012.

Interest expense for the fourth quarter of 2012 increased to $2,787,000, as compared to $2,400,000 in the fourth quarter of 2011. For the year ended December 31, 2012, interest expense was $9,808,000, compared to $9,648,000 for 2011.

Fourth quarter of 2012 general and administrative expenses were $1,352,000 lower than the comparable 2011 period. Fourth quarter 2011 costs included higher incentive compensation expenses than the 2012 period. For the year ended December 31, 2012, general and administrative expenses were $2,521,000 higher than 2011. The increase in general and administrative expenses for the year ended 2012 was primarily due to higher non-cash share-based compensation costs totaling $6,910,000 in 2012 versus $4,833,000 in 2011.

Production taxes for the fourth quarter of 2012 totaled $773,000, as compared to $1,030,000 in the fourth quarter of 2011. For the year ended December 31, 2012, production taxes were $885,000, as compared to $3,100,000 for the comparable period of 2011. Production taxes for the year ended December 31, 2012 decreased due to a receivable of $2,717,000 recorded in June 2012 related to severance tax refunds expected to be received over the next three years.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2012 and 2011:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Production:
Oil (Bbls)	140,632	126,639	520,590	572,096
Gas (Mcf)	6,902,878	6,615,872	27,466,228	24,462,933
Ngl (Mcfe)	1,116,205	629,523	3,366,774	2,287,846
Total Production (Mcfe)	8,862,875	8,005,229	33,956,542	30,183,355
Total Daily Production (Mmcfe)	96.3	87.0	92.8	82.7
Sales:
Total oil sales	$15,008,184	$13,660,565	$56,635,786	$60,064,426
Total gas sales	17,213,657	18,182,671	63,535,262	78,664,373
Total ngl sales	5,925,721	6,196,692	21,262,236	21,756,917

Total oil and gas sales	$38,147,562	$38,039,928	$141,433,284	$160,485,716

Average sales prices:
Oil (per Bbl)	$106.72	$107.87	$108.79	$104.99
Gas (per Mcf)	2.49	2.75	2.31	3.22
Ngl (per Mcfe)	5.31	9.84	6.32	9.51
Per Mcfe	4.30	4.75	4.17	5.32

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $(21,000) and $1,745,000 and oil hedges of $676,000 and $19,000 and ngl hedges of $178,000 and $0 for the quarters ended December 31, 2012, and 2011, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $6,846,000 and $2,609,000 and oil hedges of $1,529,000 and $(192,000) and ngl hedges of $722,000 and $0 for the years ended December 31, 2012 and 2011, respectively.

The following initiates guidance for the first quarter of 2013:

Description	Guidance for 1st Quarter 2013
Production volumes (MMcfe/d)	87 - 92
Percent Gas	80%
Percent Oil	9%
Percent NGL	11%
Expenses:
Lease operating expenses (per Mcfe)	$1.15 - $1.25
Production taxes (per Mcfe)	$0.10 - $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.50 - $1.60
General and administrative (in millions)*	$5.5 - $6.0
Interest expense (in millions)	$2.6 - $2.9

*	Includes non-cash stock compensation estimate of $1.4 million

The following initiates guidance for 2013:

Description	Guidance for 2013
Production volumes (MMcfe/d)	90 - 95
Percent Gas	80%
Percent Oil	8%
Percent NGL	12%
Expenses:
Lease operating expenses (per Mcfe)	$1.15 - $1.25
Production taxes (per Mcfe)	$0.10 - $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.50 - $1.60
General and administrative (in millions)*	$21 - $23
Interest expense (in millions)	$10 - $12
2013 Capital Expenditures (in millions)	$80 - $100

*	Includes non-cash stock compensation estimate of $4.5 million

Woodford Update

In the Woodford, the Company recently completed eight wells in the liquids rich area of its leasehold position. Six of these wells have established maximum 24 hour gross rates and two wells remain in the initial production stage. The six well group had an average lateral length of 5,360 feet and achieved a maximum 24 hour gross daily rate of 3,738 Mcf of gas and 201 barrels of natural gas liquids. The Company continues to realize cost savings in the trend due to increased drilling efficiencies and lower service costs. The Company estimates that its cost to drill and complete these recent wells was approximately 10%—15% lower than its 2012 average Woodford well cost. The Company is continuing to achieve ongoing cost savings. In addition, the Company recently closed an additional acreage acquisition in the liquids rich portion of the trend bringing the total acreage acquired since November of 2012 to approximately 7,000 acres. The Company estimates that its total JV Woodford acreage position is in excess of 60,000 acres.

Hedging Update

The Company recently initiated the following commodity hedging transactions:

Production Period	Instrument Type	Daily Volumes	Price
Gas:
Mar 13—Dec 13	Swap	5,000 MMbtu	$3.50
2014	Swap	10,000 MMbtu	$4.08

After executing the above transactions, the Company has approximately 3.7 Bcf of gas hedged for 2014. In addition, the Company has approximately 84,000 barrels of oil and 10.3 Bcf of gas hedged for 2013. Based on the mid-point of 2013 production guidance, the Company estimates it has hedged 38% of its 2013 estimated gas production at an average price of $3.48/Mcf.

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Wyoming, Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$14,904	$22,263
Revenue receivable	17,742	15,860
Joint interest billing receivable	42,595	47,445
Other receivable	9,208	—
Derivative asset	830	6,418
Prepaid drilling costs	1,698	2,900
Drilling pipe inventory	707	4,070
Other current assets	1,900	2,965

Total current assets	89,584	101,921

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,734,477	1,600,546
Unevaluated oil and gas properties	71,713	70,408
Accumulated depreciation, depletion and amortization	(1,472,244)	(1,265,603)

Oil and gas properties, net	333,946	405,351
Other property and equipment	12,370	10,627
Accumulated depreciation of other property and equipment	(7,607)	(6,414)

Total property and equipment	338,709	409,564

Other assets, net of accumulated amortization of $4,240 and $3,446, respectively	5,110	4,681

Total assets	$433,403	$516,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$58,960	$50,750
Advances from co-owners	20,459	33,867
Oil and gas revenue payable	26,175	13,764
Accrued interest and preferred stock dividend	6,190	6,167
Asset retirement obligation	2,351	3,110
Derivative liability	233	—
Other accrued liabilities	6,535	8,250

Total current liabilities	120,903	115,908
Bank debt	50,000	—
10% Senior Notes	150,000	150,000
Asset retirement obligation	24,909	27,317
Deferred income taxes	—	551
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 62,768 and 62,148 shares, respectively	63	62
Paid-in capital	276,534	270,606
Accumulated other comprehensive income	521	4,031
Accumulated deficit	(189,528)	(52,310)

Total stockholders’ equity	87,591	222,390

Total liabilities and stockholders’ equity	$433,403	$516,166

PETROQUEST ENERGY, INC.

Consolidated Statements of Operations

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Oil and gas sales	$38,147	$38,040	$141,433	$160,486
Gas gathering revenue	39	53	158	214

	38,186	38,093	141,591	160,700

Expenses:
Lease operating expenses	10,482	8,486	38,890	38,571
Production taxes	773	1,030	885	3,100
Depreciation, depletion and amortization	14,665	14,828	60,689	58,243
Ceiling test write-down	28,113	—	137,100	18,907
General and administrative	5,416	6,768	22,957	20,436
Accretion of asset retirement obligation	536	437	2,078	2,049
Interest expense	2,787	2,400	9,808	9,648

	62,772	33,949	272,407	150,954

Other income (expense):
Other income (expense)	77	(1,245)	606	(1,008)
Derivative income (expense)	482	—	(233)	—

	559	(1,245)	373	(1,008)

Income (loss) from operations	(24,027)	2,899	(130,443)	8,738
Income tax expense (benefit)	140	(1,216)	1,636	(1,810)

Net income (loss)	(24,167)	4,115	(132,079)	10,548
Preferred stock dividend	1,284	1,285	5,139	5,139

Net income (loss) available to common stockholders	$(25,451)	$2,830	$(137,218)	$5,409

Earnings per common share:
Basic
Net income (loss) per share	$(0.41)	$0.04	$(2.20)	$0.08

Diluted
Net income (loss) per share	$(0.41)	$0.04	$(2.20)	$0.08

Weighted average number of common shares:
Basic	62,764	62,115	62,459	61,937

Diluted	62,764	62,462	62,459	62,325

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows

(Amounts in Thousands)

	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income (loss)	$(132,079)	$10,548
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	1,636	(1,810)
Depreciation, depletion and amortization	60,689	58,243
Ceiling test writedown	137,100	18,907
Accretion of asset retirement obligation	2,078	2,049
Share based compensation expense	6,910	4,833
Amortization costs and other	881	625
Non-cash derivative expense	233	—
Payments to settle asset retirement obligations	(2,627)	(905)
Changes in working capital accounts:
Revenue receivable	(1,882)	(2,474)
Prepaid drilling and pipe costs	4,479	5,530
Joint interest billing receivable	3,981	(35,252)
Accounts payable and accrued liabilities	20,916	34,599
Advances from co-owners	(13,408)	25,904
Other	(316)	(2,907)

Net cash provided by operating activities	88,591	117,890

Cash flows used in investing activities:
Investment in oil and gas properties	(147,771)	(194,536)
Investment in other property and equipment	(1,743)	—
Sale of oil and gas properties	837	14,000
Sale of unevaluated oil and gas properties	8,889	28,461

Net cash used in investing activities	(139,788)	(152,075)

Cash flows used in financing activities:
Net payments for share based compensation	(981)	(1,133)
Deferred financing costs	(42)	(517)
Payment of preferred stock dividend	(5,139)	(5,139)
Proceeds from bank borrowings	102,500	22,000
Repayment of bank borrowings	(52,500)	(22,000)

Net cash provided by (used in) financing activities	43,838	(6,789)

Net decrease in cash and cash equivalents	(7,359)	(40,974)
Cash and cash equivalents, beginning of period	22,263	63,237

Cash and cash equivalents, end of period	$14,904	$22,263

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$16,026	$16,017

Income taxes	$105	$51

PETROQUEST ENERGY, INC.

Non-GAAP Disclosure Reconciliation

(Amounts In Thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$(24,167)	$4,115	$(132,079)	$10,548
Reconciling items:
Deferred tax expense (benefit)	140	(1,216)	1,636	(1,810)
Depreciation, depletion and amortization	14,665	14,828	60,689	58,243
Ceiling test writedown	28,113	—	137,100	18,907
Accretion of asset retirement obligation	536	437	2,078	2,049
Share based compensation expense	1,301	1,848	6,910	4,833
Non-cash derivative (income) expense	(482)	—	233	—
Amortization expense and other	287	164	881	625

Discretionary cash flow	20,393	20,176	77,448	93,395

Changes in working capital accounts	630	6,955	13,770	25,400
Settlement of asset retirement obligations	(108)	(354)	(2,627)	(905)

Net cash provided by operating activities	$20,915	$26,777	$88,591	$117,890

Note:	Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2013

PETROQUEST ENERGY, INC.

By:	/s/ J. Bond Clement

J. Bond Clement

Executive Vice President, Chief Financial Officer and Treasurer